EXHIBIT 10.1

TURKS AND CAICOS ISLANDS

REGISTERED LAND ORDINANCE 1967

COMMERCIAL LEASE
of
Premises Consisting of
All of the First Floor
Commercial Building
The Queen Angel Luxury Condominium Resort

SAUNDERS & CO.
P.O. Box 257
Town Centre Mall
Providenciales
Turks and Caicos Islands
British West Indies
Telephone: 941-4500
Facsimile: 941-4533

TURKS AND CAICOS ISLANDS

REGISTERED LAND ORDINANCE 1967

COMMERCIAL LEASE

TITLE NUMBERS	SECTION	ISLAND
60713/90K57, 90K58 & 90K59	Cheshire Hall & Richmond Hill	Providenciales

Particulars

In this Lease the following expressions (where the context so admits) shall have the following meanings.

1.	DATE OF THIS LEASE	August 1, 2006.

2.	THE LESSOR
CARL ENTERPRISES LTD., 2nd Floor, Commercial Building, The Queen Angel Luxury Condominium Resort, Providenciales, Turks and Caicos Islands, British West Indies.
Telephone: 941-9707 and Facsimile: 941-9708
(which shall be the address and facsimile number for service of all notices to the Lessor pursuant to this Lease).

3.	THE LESSEE
Rounders Ltd. of PO Box 97,
Providenciales, Turks and Caicos Islands, British West Indies.
Telephone: 946-8244and Facsimile: 941-4565
(which shall be the address and facsimile number for service of all notices to the Lessee pursuant to this Lease).

4.	THE RESORT	The Queen Angel Luxury Condominium Resort, Turtle Cove, Providenciales, Turks and Caicos Islands.

5.	THE BUILDING	The three-storey commercial building at the Resort.

6.	THE PREMISES
The land comprised in Title Numbers 60713/90K57, 90K58 & 90K59, Cheshire Hall & Richmond Hill, Providenciales, being the three (3) strata lots situated on the ground floor of the Building, more particularly shown edged in red on the plan attached hereto as Schedule “A” (for the purposes of identification only).

7.	DATE OF COMMENCEMENT OF THE TERM	August 1, 2006.

8.	TERM	Five (5) years from the Date of Commencement of the Term.

9.	EXPIRY DATE	July 31, 2011, subject to the Renewal Right.

10.	THE RENT	$11,000.00 per calendar month payable in advance throughout the first two (2) years of the Term and $13,000.00 per calendar month payable in advance throughout the final three (3) years of the Term.

11.	DATE OF FIRST PAYMENT OF RENT	August 1, 2006, payment of which the Lessor hereby acknowledges.

12.	LAST MONTH’S RENT	The Lessor acknowledges receipt of the sum of $13,000.00 from the Lessee which the Lessor shall apply in payment of the last month’s Rent due pursuant to the terms of this Lease.

13.	DUE DATE FOR SUBSEQUENT PAYMENTS OF RENT
1st day of each month during the Term following the Date of First Payment of Rent. The Lessor acknowledges receipt of the sum of $11,000.00 from the Lessee which the Lessor shall apply in payment of the Rent for the month of August, 2006. The Lessor acknowledges receipt of the further sum of $6,000.00 from the Lessee which the Lessor shall apply in partial payment of the Rent due on September 1, 2006.

14.	PERMITTED USER
Only for business purposes as a club-gaming room - poker room and all other purposes incidental thereto including, without limitation, the installation of gaming machines and gaming tables, subject to the Lessee obtaining all required business and other licences and consents to permit it to do so. In no event shall the Premises or any part or parts thereof be used as a café or restaurant. Notwithstanding the foregoing, the Premises may include a bar for the purposes of providing patrons of the gaming facility with refreshments.

15.	RENEWAL RIGHT	The Lessee shall have the right to renew this Lease for a further term of five (5) years from the expiry of the Term upon the terms and conditions contained in clause 18 hereof.

16.	RENEWAL TERM	The five (5) year renewal term resulting from the exercise by the Lessee of the Renewal Right.

NOW THIS DEED WITNESSETH as follows:-

1.0	IN THIS LEASE

1.1	The details, descriptions and definitions appearing in the Particulars set out above shall be included in, and form part of, this Lease.

1.2	If there shall be more that one person included in the expression “Lessee” the covenants by them shall be joint and several.

1.3	Where any act is prohibited under this Lease, the Lessee shall not allow or suffer such act to be done.

1.4	Wherever in this Lease the word “Term” is used, it shall be construed to include the Renewal Term where the Lessee shall exercise the Renewal Right.

2.0	DEMISE

IN CONSIDERATION of the Rent and covenants on the Lessee’s part herein  contained, the Lessor HEREBY DEMISES unto the Lessee the Premises TO  HOLD unto the Lessee, its successors and permitted assigns, for the Term,  subject nevertheless to the covenants, conditions and reservations hereinafter  contained.

COVENANTS

3.0	RENT

3.1	The Rent, as set out in the Particulars to this Lease, shall be payable monthly in advance without deduction or set off on the due date of each month as set out in the Particulars to this Lease.

3.2
If the Rent is unpaid for seven (7) days after the due date, the Lessee will pay a  late payment fee equal to five per cent (5%) of the amount of the unpaid Rent and,  in addition, will pay to the Lessor interest on the overdue amount at the rate of one per cent (1%) per month from the due date thereof until the date of actual payment.

3.3
No later than the 31st day of December, 2006, the Lessee shall provide the Lessor with a series of post-dated cheques representing the Rent for the balance of the  first year of the Term and, thereafter, on the anniversary date of the Date of Commencement of the Term, the Lessee shall provide the Lessor with a series of post-dated cheques representing the Rent payable hereunder for the ensuing twelve (12) months.

4.0	LESSEE’S OBLIGATIONS

4.1
The Lessee covenants with the Lessor to punctually pay the Rent contemplated by  clause 3.1 hereof, the Stamp Duty contemplated by clause 31.1 hereof and all  other amounts whatsoever contemplated by the terms hereof to be paid by the  Lessee.

4.2	The Lessee further covenants with the Lessor as follows:-

(a)  Not to part with or share the possession of the Premises or any part thereof  or assign its interest therein or sublet any part of the Premises at any time during  the Term without the previous written consent of the Lessor, such consent not to  be unreasonably withheld.

(b) To permit the Lessor and/or its agents at all reasonable times on written  notice to enter the Premises and to view the state and condition thereof, and  further upon reasonable written notice to permit the Lessor, or its agents or  workmen at all reasonable times to enter upon the Premises to effect such repairs  or renovations to the Premises for which the Lessor is liable pursuant to the  terms of this Lease.

(c)  Not to make any structural alterations in the Premises without first  obtaining the written consent of the Lessor and the Strata Corporation in each  instance, and not to make any other alterations, additions or improvements to the  Premises without first obtaining the written consent of the Lessor in each  instance, no such consents of the Lessor to be unreasonably withheld.

   (d)  Not to affix any antennae, cord, speaker, light, sign or other object to any  part of the exterior of the Premises or in any window or windows of the Premises  without the written consent of the Lessor and the Strata Corporation.

(e)  To effect all repairs that the Lessee is obligated to do pursuant to the terms  of clause 4.2(f) hereof as the same may become necessary and to indemnify and  keep indemnified the Lessor against any and all claims for any and all loss or  damage to the Premises arising out of or caused by the negligence of the Lessee,  its servants, agents, invitees or licensees.

(f)  Throughout the Term, to keep the Premises and all fixtures, fittings and  equipment (including, without limitation, all doors, windows, locks, drains and  other pipes) in the same state of repair and order as the same are on the Date of  Commencement of the Term, fair wear and tear excepted, and from time to time  replace such of the said fittings and equipment as may be broken, damaged or  destroyed during the Term, fair wear and tear excepted, with other articles equally  valued to the satisfaction and approval of the Lessor, and not to remove the said  fittings and equipment or any part thereof from the Premises nor to lend or part  with possession of the same either directly or indirectly to any person.

(g)  Not to do or suffer any waste, damage, disfiguration or injury to the  Premises or the fixtures, fittings, or equipment therein and not to commit, suffer  or permit any part of the Premises to be used for any illegal, immoral, dangerous,  noxious or offensive purpose or any purpose that shall be deemed by the Lessor to  be a nuisance to the Lessor, other tenants, owners or occupants of residential  strata lots in the Resort or any of their agents, invitees, customers and licensees.

(h) except as hereinafter provided, not to use any traveling or flashing lights,  or any signs, television or other audio-visual mechanical devices in any manner so  that they can be seen outside of the Premises, and not to use any loudspeakers,  televisions, phonographs, radios or other audio-visual or mechanical devices in a  manner so that they can be heard outside of the Premises and, where the Lessee  shall be in breach of this covenant, the Lessor shall be entitled to remove such  equipment without notice to the Lessee at the cost of the Lessee (including the  making good, in each case, of any damage done in such removal).  Notwithstanding the foregoing, the Lessee shall be entitled to install at its sole  expense and maintain throughout the Term the following signage: (i) one twenty- four inch (24”) metal logo with eighteen inch (18”) metal lettering above the  entrance door and one twenty-seven inch (27”) by forty-one inch (41”) light box  on a freestanding pole adjacent to the entrance from the Lower Bight Road.

   (i)  Not to keep the property of any third party on the Premises without  permission of the Lessor, save and except such property that is necessary for the  proper functioning of the Lessee’s business.

(j)  Not to keep or permit any pets or animals on the Premises.

(k)  Not to keep, store or permit to be kept or stored any object whatsoever on  the common walkways, parking area or other areas surrounding the Premises.

(l) Upon the expiration or sooner determination of the Term to peaceably  yield up and surrender the Premises together with all additions and improvements  made thereto to the Lessor in as good and substantial repair and condition as they  were at the Date of Commencement of the Term, fair wear and tear and the  Lessor’s obligations excepted, together with all improvements whether  installed prior to or after the Date of Commencement of the Term, and to remove  all furniture, furnishings and other chattel items belonging to the Lessee or  brought upon the Premises by the Lessee, it being understood and agreed that if  any furniture, furnishings or other chattel items belonging to the Lessee shall be  left on the Premises upon the expiration or sooner determination of the Term, the  Lessee shall be deemed to have abandoned same and the Lessor shall be entitled  to remove and dispose of the same as it deems fit at the cost of the Lessee.

(m)  Not to suffer execution to be levied at the Premises.

(n) Not to permit the washing or repair of any kind of vehicles on the common  areas surrounding the Premises.

   (o)  To place garbage cans only in the areas specified by the Lessor or the  Strata Corporation for the Lessee’s own use or to dispose of garbage only in areas  specified by the Lessor or the Strata Corporation, whether solely for the Lessee’s  use or for use in common with other  tenants and occupants of the Resort.

   (p) To be responsible for and pay when due all fees, rates, taxes, utility  charges including, without limitation, telephone, cable television, water (whether  pursuant to a service charge or otherwise) and electric current supply for the  Premises and other services payable in respect of the Premises during the  continuance of this Lease and further agrees that Lessor shall not be responsible  for any damages directly or indirectly resulting from the provision of such  services or any failure of the suppliers thereof to provide same to the Premises.

(q) To be solely responsible for the repair and maintenance of air-conditioning  units serving the Premises, but not their replacement.

(r) At all times during the Term to observe and comply in all respects with the  provisions and requirements of any and every enactment (which expression in this  context includes any and every Ordinance of the Turks and Caicos Islands already  or hereafter passed and every order, regulation and by-law already or hereafter to  be made under or in pursuance of any such Ordinance) so far as they relate to or  affect the Premises or any additions or improvements thereto or the user of the  Premises, including without limiting the generality of the foregoing, obtaining all  development permissions and building permits and to serve all notices as may be  required for carrying out any improvements to the Premises.

(s) Not at any time during the Term do or omit or suffer to be done or  omitted on or about the Premises any act or thing by reason of which the Lessor  may under any enactment incur or have imposed or become liable to pay any  penalty, damages, compensation, costs, levy, tax, charges or expenses whatsoever.

(t) Not at any time during the Term do or omit or suffer to be done or  omitted any act, matter or thing whatsoever the doing or omission of which would  make void or voidable any policy of insurance effected by the Lessor or the Strata  Corporation in respect of the Building or the Resort or which have the effect of  causing the premiums payable in respect of any such insurance to be increased  beyond the normal rates therefor.

(u)  The Lessee acknowledges and agrees that the parking area located  adjacent to the Premises is provided for use in common with all owners, tenants  and occupants of the Resort and their servants, agents, invitees and licensees.

(v) To comply with the By-laws of the Strata Corporation and all rules  and regulations enacted by the Strata Corporation in respect of the Resort and,  without limiting the generality of the foregoing, to provide to the Strata  Corporation a key to the Premises and each and every part thereof such that the  Strata Corporation has access to the entire Premises as contemplated by the said  By-laws and not to change the locks to the Premises or any part thereof without  the consent of the Strata Corporation.

(w) That it has full right and authority to enter into this Lease and to  perform its obligations as herein contained, and that the execution of this Lease  has been duly authorized by the board of directors of the Lessee.

5.0	LESSOR'S OBLIGATIONS

5.1	The Lessor agrees with the Lessee as follows:

   (a)  That so long as the Lessee shall pay the Rent hereby reserved and perform  its other covenants and obligations herein contained, the Lessee may peaceably  hold and enjoy the Premises during the Term without any interruption by the  Lessor or any person rightfully claiming through, under or in trust for it or by title  paramount.

(b)  The Lessor or the Strata Corporation shall maintain and repair the  structure of the Building, the exterior walls, roof, electrical wires installed and  other installations of a structural nature, originally provided by the Lessor.

(c) To pay all strata fees and insurance charges imposed by the Strata  Corporation from time to time payable in respect of the Premises to the Strata  Corporation.

(d)  Subject to clause 5.1(e) hereof, upon the destruction or damage of the  Premises or and part or parts thereof by an insured risk, to lay out all policy  moneys recovered by it in the reconstruction or reinstatement of the Premises,  provided however that no Rent shall be payable by the Lessee during the said  period of such destruction or damage, and provided further that if in the  reasonable opinion of the Lessor it is uneconomical or impossible to reconstruct  or reinstate the Premises, the Lessor shall have the right to terminate this Lease  and, upon such termination, repay to the Lessee any Rent paid in respect of that  period subsequent to the occurrence of the insured risk. In no case shall the Lessor  be liable to the Lessee, its servants, invitees or licensees for any loss or damage  occasioned by such destruction or damage as set forth in this clause.

   (e) In the event of any destruction or damage to the Premises or the Building  which renders the Premises or any part thereof unfit for use or occupation and the  Lessee shall desire to determine this Lease, and on giving the Lessor no less than  fourteen (14) days’ previous notice in writing then in such case this Lease and  everything herein contained shall cease and determine but without prejudice to  any claim by either party against the other in respect of any antecedent breach of  any covenant or condition herein contained.

   (f) In the event that the Premises or access thereto shall at any time during the  Term be unavailable for use by the Lessee for a period in excess of seven (7) days  due to any default of the Lessor, then the Rent hereby reserved and payable  hereunder shall be suspended in proportion to the extent to which the  Premises or access thereto are unavailable for use until the Premises or access  thereto shall again become available, provided that in the event such availability  shall continue for a period of thirty (30) days, the Lessee shall thereupon be  entitled at its option to terminate this Lease.

6.0	DEFAULT AND RIGHT TO RE-ENTER

6.1
In case any Rent shall not be paid on the due date thereof or if default shall be  made by Lessee in any of the other covenants or agreements herein contained and  such non-payment or default (as the case may be) shall continue for ten (10) days  after service of a notice in accordance with Section 56 of the Registered Land  Ordinance 1967, then it shall be lawful for the Lessor, by its agents, attorneys,  successors or assigns to re-enter and repossess the Premises and require the  Lessee and each and every occupant to vacate the Premises, and upon re-entry as  aforesaid, possession of the Premises shall thereupon automatically vest in the  Lessor and this Lease shall terminate.

6.2
If as a result of an inspection or otherwise, the Lessor becomes aware of any  breach of agreement or condition by the Lessee, the Lessor may give notice in  writing to the Lessee requiring the Lessee to remedy the breach, and within ten  (10) days after the giving of such notice the Lessee shall remedy such breach in  accordance with the notice to the reasonable satisfaction of the Lessor.

7.0	NOTICE

7.1
Any notice permitted, required or contemplated by this Lease to be given by  either party hereunder to the other shall be deemed duly served and given if  delivered by hand against receipt or transmitted by facsimile transmission to the  other party at its address and/or facsimile number shown in the Particulars. In the  case of delivery by hand, receipt of such notice shall be deemed to have occurred  on delivery. In the case of facsimile transmission, receipt shall be deemed to take  place the day following apparently successful transmission of such facsimile.

8.0	CONDITION OF PREMISES

8.1
The Lessee taking possession of the Premises shall be conclusive evidence against  the Lessee that the Premises and all fixtures and fittings therein were in good  order and repair at the Date of Commencement of the Term and that no  promise or undertaking of the Lessor to alter, remodel or improve the Premises  and no representations concerning the condition of the Premises have been made  by the Lessor save as herein expressly set forth. The Premises are leased to the  Lessee as unfurnished.

8.2
The Lessee acknowledges that it is solely responsible for, and has satisfied itself  that, the Premises may be used for the purposes intended by the Lessee and that  the Lessor has made no representations nor given any warranties that such usage  is permissible under law.

9.0	USE OF PREMISES AND CONDUCT OF BUSINESS

9.1
The Lessee shall not allow the Premises to be used for any purpose which will  increase the insurance rates thereon and will not permit to be kept or used therein  any inflammable liquid or explosive, and in the event of the insurance rates of the  Lessor or the Strata Corporation being increased by reason of things brought on  the Premises or the Lessee’s use of the Premises, the Lessee shall on  demand pay to the Lessor as additional rent the amount of such increase;  providing that if any insurance policy upon the Building shall be cancelled by the  insurer by reason of the use or occupation of the Premises by the Lessee, and the  Lessee declines or is unable to provide a substitute policy of insurance issued by  an insurer acceptable to the Lessor within the period of notice of such cancellation  as provided by the Lessor’s or the Strata Corporation’s insurers, as the case may  be, then the Lessor may, at its option, terminate this Lease forthwith by giving  notice in writing of its intention to do so and, thereupon, any other payments for  which Lessee is liable under this Lease shall be apportioned and paid in full to the  date of such termination and the Lessee shall immediately upon receipt of such  notice deliver up possession of the Premises and each and every part thereof to the  Lessor, and the Lessor may re-enter and take possession of the same. For greater  certainty, under no circumstances shall alcoholic beverages be considered as  inflammable liquids.

9.2
The Lessee shall occupy the Premises from and after the Date of Commencement  of the Term and thereafter throughout the Term shall conduct the business set out  in sub-clause 14 of the Particulars continuously, diligently and actively in the  whole of the Premises. In the conduct of its business the Lessee shall operate its  business with due diligence and in such a manner as not to disturb the Lessor,  other tenants, owners or occupants of residential strata lots in the Resort or any of  their agents, invitees, customers and licensees.

10.0	ORDINANCES

10.1
The Lessee shall, at its expense, comply with all laws, orders, ordinances and  regulations of all governmental agencies in the Islands, including payment of any  government fees and/or stamp duties owing pursuant to the execution and  enforcement of this Lease and the Lessee’s occupation and use of the Premises.

11.0	INSURANCE

11.1
The Lessor shall not be responsible for any damage to any person in or about the  Premises or to any merchandise, goods, chattels, machinery, fixtures, fittings or  equipment contained therein, or to any person in the Building with the express or  implied consent of the Lessee or in respect to the Lessee’s occupation, except  where such damage is as a result of the gross negligence of the Lessor, its  employees or agents.

11.2
The Lessee shall throughout the entire Term, at its sole cost and expense, take out  and keep in force and effect in the name of the Lessee and, in the case of the  comprehensive general liability insurance, in the names of the Lessee and the  Lessor, the following  insurance:

(a) insurance upon property of every description and kind owned by the  Lessee or for which the Lessee is legally liable situated from time to time within  the Premises in an amount not less than the full replacement cost (new) thereof  against destruction or damage by fire, explosion, flooding, storm, tempest or other  acts of nature and such other additional perils as are usually covered by insurance  policies in the Turks and Caicos Islands covering commercial buildings and  property.

(b) comprehensive general liability insurance in the amount of no less than  One Million United States Dollars (US$1,000,000.00) against claims for personal  injury, death, property damage or other loss arising out of the negligence of the  Lessee  or the Lessor and their respective employees, servants and agents in and  about the Premises.

All policies of insurance contemplated herein shall be taken out with insurers  acceptable to the Lessor, acting reasonably, and shall contain a provision  requiring the insurers to notify the Lessor not less than thirty (30) days’ prior to  any material change, cancellation or termination thereof. The Lessee shall duly  and promptly pay all premiums for the insurance contemplated in this clause 11.2.  Prior to the Commencement Date of the Term, the Lessee shall provide the Lessor  with certificates of insurance or certified copies of each of the aforesaid policies  and, further, shall from time to time during the Term as such policies are renewed,  provide the Lessor with updated certificates of insurance or certified copies of  each such renewal policy.

12.0	DAMAGE TO THE PREMISES

12.1
In the event of damage to or destruction of the Premises by fire, flooding, storm  or other insured cause such that the Premises become uninhabitable (such damage  or destruction not being as a result of the Lessee’s act or negligence, or the act or  negligence of the Lessee’s servants, agents or invitees), this Lease shall terminate  on that date and the Lessor will refund to the Lessee the balance of the unused  portion of the Rent and the Security Deposit.

12.2
The Lessee acknowledges that the Building and the Premises form part of a Strata  Plan and that the Strata Corporation (and not the Lessor) has the obligation to  insure against damage to or destruction of the Premises.

13.0	LIENS

13.1
The Lessee shall promptly pay when the same fall due all accounts for labour and  material done or supplied at the Lessee’s request for all improvements,  installations, partitions, fixtures or work done by or for it on the Premises and will  not suffer or permit any encumbrance, lien or charge to arise on the Premises in  respect thereof.

14.0	LIGHTING

14.1
The Lessee agrees to install and replace from time to time, as required, all electric  light bulbs, fluorescent tubes and other lighting in the Premises at the Date of  Commencement of the Term and shall maintain and repair all light fixtures in the  Premises; provided that the Lessee may remove any light bulbs, fluorescent tubes  and other lighting (but not light fixtures) installed by the Lessee during the Term  on the expiry of the Term.

15.0	SUBORDINATION

15.1
The Lessee agrees that this Lease shall be subject and subordinate to any  mortgage or charge which is now in place against the Premises or which the  Lessor shall hereafter grant, and the Lessee agrees to execute such  postponements, acknowledgments of priority, attornment agreements and other  documents as any lender to the Lessor reasonably requests as may be desirable or  necessary to give effect to the foregoing provisions.

16.0	NO DIMUNITION OF RENT

16.1
Except as expressly provided otherwise in this Lease, there shall be no allowance  to the Lessee for diminution of Rent on account of, and no liability on the part of  the Lessor for, any inconvenience, personal annoyance, illness, or injury to Lessee  arising from acts of God or Queen’s enemies. The Lessor agrees to use its best  endeavours to do any work required by the terms of this Lease to be done by it in  a manner so as not to materially interfere with the Lessee’s use of the Premises.

17.0	RIGHT TO SHOW PREMISES AND TO ERECT SIGNS

17.1
The Lessor shall have the right to show the Premises to prospective purchasers  thereof or to prospective tenants thereof from time to time during the last four (4)  months of the Term provided that, where the Lessor desires to show the Premises  during a time when they are not open for business, the Lessor shall give the  Lessee no less than twenty-four (24) hours’ notice of the desire to show the  Premises and, in such circumstances, the Lessee shall permit the Lessor entry  thereto.

17.2
The Lessor shall have the right at any time or times during the last four (4)  months of the Term to fix and retain without interference a reasonably sized  notice or sign advertising the Premises for sale or for lease (or both), provided  that such notice or sign shall not unreasonably affect the light or air enjoyed by  the Premises, and the Lessee will not remove or obscure the same.

18.0	RENEWAL RIGHT

18.1
It is understood and agreed between the Lessor and the Lessee that, provided that  the Lessee has not been substantially in default of any of its obligations under this  Lease during the Term, the Lessee shall have the option to renew this Lease for a  further term of five (5) years (the “Renewal Term”) by giving written notice to  the Lessor of its intention to renew at least six (6) months before the expiration  of the Term, such renewal to be on the same terms and conditions as in this Lease,  except for the Rent which shall be the greater of (i) $15,000.00 per month; or (ii)  the then current market rent for similar premises in a similar location (as to which  the Lessor and the Lessee shall use their respective best efforts to agree upon) and  except that there shall be no further renewal right. In the event that the Lessor  and the Lessee shall fail to agree on the Rent to be paid during the Renewal Term  by the date which is two (2) months before the expiration of the Term, the  determination of the amount thereof shall be subject to arbitration in accordance  with the Arbitration Ordinance 1974 and either party hereto shall be entitled to  submit the matter for resolution pursuant to such Ordinance and the provisions of  such Ordinance shall govern the procedure for determination of the Rent during  the Renewal Term.

19.0	EXPROPRIATION

19.1
If the whole or a substantial portion of the Premises are taken by any public  authority under the powers of expropriation of that authority this Lease shall cease  and terminate from the day possession shall be taken for such public purposes and  the Lessee shall be liable for Rent only up to the date of the taking of possession  thereof by such public authority. All appropriate adjustments shall be made  between the Lessor and the Lessee where Rent has been paid beyond the day  possession shall be taken for such public purposes.

20.0	BANKRUPTCY AND SEIZURE

20.1
If the Term hereby granted shall be at any time seized or taken in execution or on  attachment by any creditor of the Lessee, or if the Lessee shall make an  assignment for the benefit of its creditors, or become bankrupt or insolvent or take  the benefit of any Ordinance which may be in force for bankrupt or insolvent  debtors, the Term shall, at the option of the Lessor, immediately become forfeited  and void and the Rent then owing, including the then current month’s Rent, and  three (3) months’ additional Rent shall thereupon become due and payable and the  Lessor may without notice re-enter and take possession of the Premises as though  the Lessee or its employees or other occupants of the Premises were holding over  after the expiration of the Term.

21.0	WAIVER IN WRITING

21.1
Failure of the Lessor to insist upon strict compliance by the Lessee with the  performance of all terms, conditions, obligations, covenants and agreements  contained herein in any one or more instances shall not operate or be construed as  a waiver of any other breach of such term, condition, obligation, covenant or  agreement or of any other term, condition, obligation, covenant or agreement  hereof. The Lessor shall not be considered to have waived any of its rights to  performance by the Lessee of the terms, conditions, obligations, covenants and  agreements herein contained unless evidenced by the written waiver of the Lessor.

22.0	RECOVERY OF MONEYS DUE

22.1
All sums reasonably paid or expenses reasonably incurred by the Lessor for the  purposes of collecting Rent in arrears or to enforce the late performance of any of  the Lessee’s obligations, covenants or agreements hereunder shall be recoverable  from the Lessee and shall bear interest at the rate of twelve per cent (12%) per  annum.

23.0	GOVERNING LAW

23.1
This Lease shall be governed in all respects by the laws of the Turks and Caicos  Islands. Should any term or provision of this Lease be illegal, invalid or  unenforceable  under the laws of the said jurisdiction, it or they shall be  considered severable, and this Lease and its remaining terms and provisions shall  remain in force and be binding upon the parties as though the illegal, invalid or  unenforceable  terms and provisions had never been included.

24.0	IMPLIED TERMS

24.1
The agreements implied by Sections 52 and 53 of the Registered Land Ordinance  1967 are hereby excluded from this Lease, having been replaced by alternate  provisions or having been deemed by the parties hereto not to be applicable.

24.2	The provisions of Section 55(1) of the Ordinance are hereby excluded from this Lease, having been replaced by alternative provisions.

25.0	OVERHOLDING

25.1
If at the expiration or other termination hereof the Lessee shall remain in  possession of the Premises with or without the consent of the Lessor without  further written agreement, the Lessee shall be deemed to be a tenant from month- to-month and no other tenancy shall be created by implication of law or otherwise  and the monthly rental installment provided hereinbefore shall be paid on the first  day of each month, and such month-to-month tenancy shall otherwise be subject  to all of the terms of this Lease.

26.0	TIME OF THE ESSENCE

26.1	Time shall be of the essence in respect of all obligations and payments to be made hereunder.

27.0	SUCCESSORS AND ASSIGNS

27.1
This Lease and the terms and provisions hereof shall enure to the benefit of and  be binding upon the Lessor and its successors and assigns and to the benefit of  and be binding upon the Lessee and its permitted successors and assigns.

28.0	ASSIGNING AND SUB-LETTING

28.1
The Lessee shall not be entitled to assign this Lease nor to sublet the Premises or  any part or parts thereof without the prior written consent of the Lessor, which  consent may be granted or withheld in the sole discretion of the Lessor.

29.0	TOTAL AGREEMENT

29.1
This Lease supersedes any and all understandings and agreements, written or oral,  between the parties relative to the leasing of the Premises and constitutes the  entire agreement between them concerning the subject matter hereof.

30.0	HEADINGS

30.1	The headings contained in this Lease are for convenience of reference only and shall not affect the construction or interpretation of this Lease.

31.0	COSTS AND STAMP DUTY

31.1
Each party shall bear its own costs for preparation and negotiation of this Lease.  The Lessee shall be responsible for, and shall pay as and when due, all Stamp  Duty payable as a consequence of the entering into of this Lease and the making  of the payments of Rent hereunder, and the Lessee shall indemnify and save  harmless the Lessor in respect of the obligation to pay such Stamp Duty.

IN WITNESS WHEREOF the parties hereto execute this Lease as of the day, month and year first above written.

Executed by the Lessor,
CARL ENTERPRISES LTD.

Zdzislaw Materski - Director	Zdzislaw Materski - Secretary

Executed by the Lessee,
THE GAME INTERNATIONAL TC LTD.

Director	Secretary